EXHIBIT 10.1

PEOPLES BANCORP INC.
EMPLOYEE STOCK PURCHASE PLAN
ARTICLE 1
PURPOSE
This Plan is intended to foster and promote the Company’s long-term financial success and to increase shareholder value by (a) providing Participants with an opportunity to acquire an ownership interest in the Company and (b) enabling the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent.
ARTICLE 2
DEFINITIONS
When used in this Plan, the following terms will have the meanings given to them in this Article unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.
2.1.    Act. The Securities Exchange Act of 1934, as amended.
2.2.    Beneficiary. The person who has the right to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) if the Participant dies.
2.3.    Board. The Company’s Board of Directors.
2.4.    Change in Control. The first to occur of any of the following events:
(a)    the date that any person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;
(b)    the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company;
(c)    the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(d)    the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
2.5.    Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superseded after the Effective Date, and any regulations and applicable rulings issued under the Code.
2.6.    Committee. The committee to which the Board delegates responsibility for administering the Plan. Such committee may include individuals who are not members of the Board.
2.7.    Company. Peoples Bancorp Inc., an Ohio corporation, and any successor to it.

2.8.    Designated Subsidiary. Any Subsidiary that has been designated by the Committee as a Subsidiary whose Employees shall be eligible to participate in the Plan.
2.9.    Effective Date. February 27, 2014, the date the Plan was originally adopted by the Board.
2.10.    Eligible Employee. As of any Entry Date, any Employee who complies with Article 3 and other Plan provisions; provided, as of such Entry Date, the Employee does not own Stock possessing 5% or more of the total combined voting power or value of all classes of Stock of the Company or any Subsidiary.
2.11.    Employee. Any person who, on an applicable Entry Date, is a common law employee of any Employer. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee from the first Entry Date that begins after the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.
2.12.    Employer. The Company and each Designated Subsidiary employing an Eligible Employee.
2.13.    Entry Date. The first day of each Offering Period and the date that Purchase Rights are granted under the Plan for the ensuing Offering Period.
2.14.    Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:
(a)    If the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;
(b)    If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or
(c)    If neither of the preceding apply, the fair market value as determined by the Committee in good faith.
2.15.    Offering Period. The period during which payroll deductions will be accumulated in Plan Accounts to fund the purchase of shares of Stock. Each Offering Period will commence on such date as may be determined from time to time by the Committee. Each Offering Period will consist of one calendar quarter, unless a different period is established by the Committee and announced to Eligible Employees before the beginning of the Offering Period.
2.16.    Participant. Any Eligible Employee who complies with the conditions described in Article 3 for the current Offering Period.
2.17.    Plan. The Peoples Bancorp Inc. Employee Stock Purchase Plan, as the same may be amended from time to time. This Plan is intended to comply with Code §§ 421 and 423.
2.18.    Plan Account. The individual account established by the Committee for each Participant to which all amounts described in Section 3.1(a)(i) are credited until applied as described in Article 6.
2.19.    Purchase Date. The last day of each Offering Period and the date on which shares of Stock are purchased in exchange for the Purchase Price.
2.20.    Purchase Price. The price established by the Committee for each Offering Period that each Participant must pay to purchase shares of Stock under this Plan but which may never be less than 85 percent of the Fair Market Value of a share of Stock on each Purchase Date (or the first trading day following the Purchase Date if the Purchase Date is not a trading date).
2.21.    Purchase Right. The right to purchase shares of Stock subject to the terms of the Plan.
2.22.    Stock. A common share, without par value, issued by the Company.

2.23.    Stock Account. The account established for each Participant to which the Company transfers shares of Stock acquired under the Plan.
2.24.    Subsidiary. Any corporation, limited liability company, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a limited liability company, a partnership or another form of unincorporated entity.
2.25.    Termination. Cessation of the employee-employer relationship between a Participant and each Employer for any reason. Also, a Participant will be treated as having Terminated on the date his or her employer is no longer an Employer.
ARTICLE 3
PARTICIPATION
3.1.    Enrollment.
(a)    Each Eligible Employee may become a Participant for any Offering Period beginning after the date he or she complies with each of the following conditions:
(i)    Elects to participate by authorizing the Employer to withhold a portion of his or her taxable compensation. This authorization will be made under rules developed by the Committee within the following limits: each authorization (A) must be stated in whole dollars, (B) may not authorize or result in authorization of a deduction (I) less than the amount specified by the Committee (which may never be less than $10.00 per pay period) or (II) more than the amount specified by the Committee (which may never exceed the limitation specified in Section 5.1 for each calendar year), (C) must be signed by the enrolling Eligible Employee and (D) must be delivered to the Committee within the period specified by the Committee.
(ii)    Complies with any other rules established by the Committee.
(b)    By enrolling in the Plan, each Participant will be deemed to have (i) agreed to the terms of the Plan and (ii) authorized the Employer to withhold from his or her compensation (A) the amounts authorized in accordance with Section 3.1(a)(i) and (B) any taxes and other amounts due in connection with any transaction contemplated by the Plan.
3.2.    Duration of Election to Participate.
Subject to the terms of the Plan:
(a)    Participants’ withholding authorizations will be implemented beginning with the first payroll period with a paycheck date in the Offering Period for which it is received by the Committee and will remain in effect until revoked or changed under the rules described in Section 3.2(b).
(b)    A Participant who elects to participate in the Plan for any Offering Period by complying with the rules described in Section 3.1 may change or revoke that election for any subsequent Offering Period but only by complying with the rules described in Section 3.1 as if the changed or revoked election were a new election. Any change to or revocation of an earlier election will be effective as of the first day of the first Offering Period beginning at least 15 calendar days after the revised election is delivered to the Committee and will remain in effect until revoked or changed under the rules described in this Section 3.2.
3.3.    No Interest Paid. No interest will be paid with respect to any amount credited to or held in any Plan Account.

ARTICLE 4
ADMINISTRATION
4.1.    Committee Duties.
(a)    The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons. The Committee is granted all powers appropriate and necessary to administer the Plan.
(b)    Without limiting the generality of the provisions of Section 4.1(a), consistent with the terms of the Plan, the Committee:
(i)    May exercise all discretion granted to the Committee under the Plan;
(ii)    Will determine whether to have an Offering Period, and, if so, the date on which such Offering Period is to commence and establish the number of shares of Stock that may be acquired during such Offering Period if the number available during any Offering Period is less than all remaining available shares determined under Section 5.2;
(iii)    May develop and impose other terms and conditions the Committee believes are appropriate and necessary to implement the purposes of the Plan;
(iv)    Will establish and maintain a Plan Account for each Participant which will be (A) credited with amounts described in Section 3.1(a)(i) and (B) debited with all amounts applied to purchase shares of Stock;
(v)    Will establish a Stock Account for each Participant which will be credited with shares of Stock until released as provided in Article 7;
(vi)    Will administer procedures through which Eligible Employees may enroll in the Plan;
(vii)    Will disseminate information about the Plan to Eligible Employees; and
(viii)    Will apply all Plan rules and procedures.
4.2.    Delegation of Ministerial Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including employees) that the Committee deems appropriate other than those duties described in Section 4.1(b)(i), (ii) and (iii).
4.3.    General Limit on Committee. Consistent with applicable law and Plan terms, the Plan will be administered in a manner that extends equal rights and privileges to all Participants.
ARTICLE 5
OFFERING
5.1.    Right to Purchase. Subject to Sections 5.2 and 5.3 and Article 6, the number of shares of Stock that may be purchased during each Offering Period will be established by the Committee before the beginning of each Offering Period. Notwithstanding any provision contained herein, no Participant may be granted a Purchase Right which permits the Participant to purchase Stock under this Plan or any other stock purchase plan maintained by the Company or any Subsidiary to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (determined at the time that such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time. This limitation shall be construed in accordance with the provisions of § 423(b)(8) of the Code.

5.2.    Number of Shares of Stock. Subject to Section 5.3, the aggregate number of shares of Stock that may be purchased under the Plan is 300,000.
5.3.    Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust (a) the number of Purchase Rights that may or will be issued, (b) the aggregate number of shares of Stock available under Section 5.2 or subject to outstanding Purchase Rights (as well as any share-based limits imposed under this Plan), (c) the respective Purchase Price, number of shares and other limitations applicable to outstanding or subsequently issued Purchase Rights and (d) any other factors, limits or terms affecting any outstanding or subsequently issued Purchase Rights.
5.4.    Source of Stock. Shares of Stock to be purchased under the Plan may, in the Board’s discretion, be authorized but unissued shares not reserved for any other purpose or treasury shares previously outstanding and reacquired by the Company.
ARTICLE 6
PURCHASE OF SHARES
6.1.    Purchase.
(a)    Throughout each Offering Period, the Employer will withhold from each Participant’s regular payroll the amount the Participant has authorized in accordance with Section 3.1(a)(i). These amounts will be held in the Participant’s Plan Account until the Purchase Date.
(b)    As of each Purchase Date and subject to the Plan’s terms and limits, the value of each Participant’s Plan Account will be divided by the Purchase Price established for that Offering Period and each Participant will be deemed to have purchased the number of whole and fractional (rounded to the nearest one-tenth) shares of Stock produced by dividing the value of the Participant’s Plan Account as of the Purchase Date by the Purchase Price. Simultaneously, the Participant’s Plan Account will be charged for the amount of the purchase.
6.2.    Remaining Available Shares.
(a)    If application of the procedures described in Section 6.1 would result in the purchase of a number of shares of Stock larger than the number of shares of Stock offered during that Offering Period, the Committee will allocate available shares of Stock among Participants and any cash remaining in Participants’ Plan Accounts will be credited to the next Offering Period and, subject to the terms of the Plan, applied along with additional amounts credited to that Offering Period to purchase shares of Stock during that Offering Period and at the Purchase Price established for that Offering Period.
(b)    If application of the procedures described in Section 6.1 would result in the purchase of a number of shares of Stock less than the number of shares of Stock made available for purchase for any Offering Period, the excess shares of Stock will be available for purchase during any subsequent Offering Period.
6.3.    Delivery of Shares; Participants’ Stock Accounts.
(a)    At or as promptly as practicable after the end of each Offering Period, the Company will deliver, or cause to be delivered, the shares of Stock purchased by a Participant during that Offering Period to the transfer agent for the Company’s Stock for deposit into that Participant’s Stock Account for the Plan.
(b)    Cash dividends on any shares of Stock credited to a Participant’s Stock Account will be automatically reinvested in additional whole and fractional shares of Stock. All cash dividends credited to Participants’ Stock Accounts will be paid over by the Company to the transfer agent at the dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The transfer agent will make these purchases, as directed by the Committee, either (i) in transactions on any securities exchange upon which shares of Stock are traded, otherwise in the over-the-counter market, or in negotiated transactions, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. These shares will be released as provided in Article 7.

(c)    Each Participant’s Stock Account will be credited with any shares of Stock distributed as a dividend or distribution in respect of shares of Stock credited to that Participant’s Stock Account or in connection with a split of Stock credited to that Participant’s Stock Account.
(d)    As soon as reasonably practicable after receipt, the transfer agent will sell any noncash dividends (other than securities of the Company) received with respect to any Stock held in a Participant’s Stock Account and apply the proceeds of that sale to purchase additional shares of Stock in the manner described in Section 6.3(b). After this transaction is completed, the transfer agent will credit the purchased shares of Stock to the Stock Account to which was credited the Stock with respect to which the noncash dividend was distributed.
(e)    Each Participant will be entitled to vote the number of shares of Stock credited to his or her Stock Account (including any fractional shares) on any matter as to which the approval of the Company’s shareholders is sought.
ARTICLE 7
TERMINATION/RELEASE FROM STOCK ACCOUNTS
7.1.    Effect of Termination on Election to Participate.
A Participant who Terminates will be deemed to have withdrawn from the Plan. Any cash amounts credited to his or her Plan Account for the Offering Period during which the Termination occurs will be released to the Participant (or to the Participant’s Beneficiary, in the event of the Participant’s death) within 30 days following his or her Termination. No shares of Stock will be purchased for that Participant in any Offering Period that ends after such Participant’s Termination.
7.2.    Release from Stock Accounts.
(a)    Subject to Article 8, during the period ending on the earlier of (i) 12 full calendar months after the date on which the Stock was purchased and credited to a Participant’s Stock Account or (ii) the first day of the calendar quarter first commencing after the date the Participant Terminates for any reason, the Participant may not transfer the Stock (whether whole or fractional shares) held in his or her Stock Account. At the end of the period described in the immediately preceding sentence, the whole shares of Stock held in a Participant’s Stock Account will be released from the Stock Account and treated in the manner elected by the Participant in accordance with the rules prescribed by the Committee and the transfer agent, and any fractional shares of Stock held in the Participant’s Stock Account will be converted to cash in an amount equal to the Fair Market Value of the fractional share on the applicable date described in Section 7.2(a)(i) or Section 7.2(a)(ii) and released to the Participant.
(b)    In the event of a Participant’s death, the provisions of Section 7.2(a) regarding the treatment of Stock released from the Participant’s Stock Account shall immediately apply to the Participant’s Beneficiary (i.e., the limitation on transferability shall cease to apply upon the Participant’s death).
ARTICLE 8
EFFECT OF CHANGE IN CONTROL
If the Company undergoes a Change in Control, all whole shares of Stock held in each Participant’s Stock Account, and cash in lieu of fractional shares of Stock so held, will be made available to the Participant under procedures developed by the transfer agent and the Committee.
ARTICLE 9
AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
9.1.    Amendment, Modification, Termination of Plan. The Plan will automatically terminate after all available shares of Stock have been sold. Also, the Board may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Act, or any successor rule or regulation, (b) applicable requirements of Section 423 of the Code or (c) any securities exchange, market or other quotation system on or through on which the Company’s securities are listed or traded. Also, no Plan amendment may (d) cause the Plan to fail to meet requirements imposed by Rule 16b-3 or (e) without the consent of the affected Participant adversely affect any Purchase Right issued before the amendment, modification or termination.
9.2.    Effect of Plan Termination.
(a)    If the Plan is terminated effective on a day other than the last day of any Offering Period, the Offering Period during which the Plan is terminated also will end on the same day. Any cash balances held in Plan Accounts and Stock Accounts when the Plan is terminated will be released to the Participant for whom the Plan Account was established, and no shares of Stock will be sold through the Plan for that Offering Period. All shares of Stock held in Stock Accounts will be released following the procedures described in Section 7.2.
(b)    If the Plan is terminated as of the last day of any Offering Period, the Committee will apply the terms of the Plan through the end of that Offering Period. However, no further shares of Stock will be offered under the Plan for any subsequent Offering Period and all shares of Stock then held in Stock Accounts will be released following the procedures described in Section 7.2.
ARTICLE 10
MISCELLANEOUS
10.1.    Restriction on Transfers. Except as provided in Section 10.2, no right or benefit under the Plan may be transferred, assigned, alienated, pledged or otherwise disposed of in any way by a Participant. All rights and benefits under the Plan may be exercised during a Participant’s lifetime only by the Participant.
10.2.    Beneficiary. If a Participant dies, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.
10.3.    No Guarantee of Employment. Nothing in the Plan may be construed as:
(a)    Interfering with or limiting the right of any Employer to terminate any Participant’s employment at any time; or
(b)    Conferring on any Participant or Employee any right to continue as an Employee.
Further, no Participant will be entitled by reason of participation in the Plan to any compensation, in connection with termination of employment, for loss of any right or benefit or prospective right or benefit which the Participant might otherwise have enjoyed by way of damages for breach of contract.
10.4.    No Promise of Future Awards. The right to purchase shares of Stock under the Plan is being made available on a voluntary and discretionary basis and the Purchase Right with respect to each individual Offering Period is being offered on a one-time basis and does not constitute a commitment to make any Purchase Right available in the future. The right to purchase shares of Stock hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by applicable law.
10.5.    Tax Requirements and Notification. Each Participant is solely responsible for satisfying any applicable local, state, federal and foreign tax requirements associated with any taxable amount received from or associated with his or her participation in the Plan. Each Employer will withhold required taxes in the same manner and for the same taxing jurisdiction as the Employer withholds taxes from Participants’ other compensation.
10.6.    Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including, without limitation, attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at the Company’s own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this Section 10.6 is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.
10.7.    No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, or those of its Subsidiaries, in cash or property, in a manner not expressly authorized under the Plan.
10.8.    Requirements of Law. The availability of Purchase Rights and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be sold under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 10.8.
10.9.    Uncertificated Shares of Stock. To the extent that the Plan provides for the issuance of certificates to reflect the delivery of Stock, the delivery of Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange upon which shares of Stock are traded.
10.10    Expenses. Except as otherwise provided in this Section 10.10 and the Plan, costs and expenses incurred in the administration of the Plan and maintenance of Plan Accounts will be paid by the Company, including any fees of the transfer agent and any brokerage fees and commissions arising in connection with the purchase of shares of Stock upon reinvestment of dividends and distributions. In no circumstance will the Company pay any brokerage fees and commissions arising in connection with the sale of shares of Stock acquired under the Plan by any Participant.
10.11.    Governing Law. The Plan and all related elections, authorizations or agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.
10.12.    No Impact on Benefits. The right to purchase shares of Stock under this Plan is an incentive designed to promote the objectives described in Article 1 and is not to be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.
10.13.    Data Privacy. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Participant understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third-party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. The Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
10.14.    Effective Date. The Plan was effective as of the Effective Date, subject to the approval thereof by the shareholders of the Company at the Annual Meeting of Shareholders held on April 24, 2014.